Biovest Secures Worldwide Exclusive License to Late-Stage

Technology for Elimination of Transplant Rejection

Published Study Shows Revimmune™ Reduces the Incidence of Chronic

Bone Marrow Transplant Rejection of Host by Approximately 85%, Enabling

Bone Marrow Transplant Usage to Cure Chronic Illnesses Such as Sickle Cell Anemia

TAMPA, FLORIDA – January 22, 2008 – Biovest International, Inc. (OTCBB: BVTI), a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (NASDAQ: ABPI), announced today that it has secured the worldwide, exclusive license to Revimmune™ for the treatment and prevention of transplant rejection including rejection following a bone marrow transplant. As an initial indication, the Company intends to submit an Investigational New Drug (IND) application seeking Food and Drug Administration (FDA) permission to enter a Phase 3 clinical trial of Revimmune usage in bone marrow transplants to treat and possibly cure sickle cell anemia, an inherited disease that is chronic and lifelong, leading to painful crises, organ failure, and strokes. The average lifespan of an individual with sickle cell anemia is approximately 42 years.

Revimmune is a patent-pending pharmaceutical treatment in late-stage development for the prevention of transplant rejection, with applications to bone marrow transplants for a wide variety of indications including elimination of sickle cell anemia, and other hereditary hemoglobinopathies such as thalassemia.

According to Biovest’s Chairman and CEO, Dr. Steven Arikian, “Rejection is frequent in bone marrow transplants, as the transplanted immune system from the donor attacks the organs of the transplant recipient, and many life-threatening complications occur. With the acquisition of Revimmune for transplant rejection, we obtain a product that we believe can improve the percentage of successful transplants, as evidenced by its ability to dramatically reduce the incidence of chronic Graft-Versus-Host Disease (GVHD) in bone marrow transplants.” GVHD is a particularly severe type of transplant rejection characterized by the donor marrow (graft) producing immune cells that attack multiple organs of the recipient (host).

In clinical studies at Johns Hopkins University Medial Center for treatment and prevention of transplant rejection including rejection following a bone marrow transplant, more than 200 patients have been treated with Revimmune. In a group of over 46 bone marrow transplant patients(1), the use of Revimmune is associated with a reduction in the incidence of chronic bone marrow transplant rejection of the recipient by approximately 85%. In particular, transplant patients who received Revimmune had an incidence of just 11% of chronic GVHD, in contrast to an incidence of 75% in patients engrafted without Revimmune. Accordingly,

Revimmune has the potential to be the first effective treatment of this life-threatening complication.

Dr. Arikian explained another key reason why Revimmune may be ideal for use in bone marrow transplants to cure sickle cell anemia, “While bone marrow transplant offers the only potential cure for sickle cell anemia, very few people have a suitable donor for transplant. Another expected advantage of Revimmune is that its use expands the potential pool of transplant donors by reducing the requirement for tissue matching, overcoming a major obstacle of treatment.”

The technology is being licensed to Biovest for transplant rejection from Revimmune, LLC, a Hopkins Capital Group II LLC (HCG II) portfolio company, which holds the exclusive license for the technology from the Johns Hopkins University. Revimmune, LLC has previously licensed the exclusive, worldwide rights to Revimmune for treatment of all autoimmune diseases to Accentia Biopharmaceuticals. Dr. Frank E. O’Donnell Jr. is a managing partner of HCG II. More details of the license can be found in the Company’s 8-K filing. HCG II is not affiliated with the Johns Hopkins University.

REVIMMUNE FOR PREVENTION OF GRAFT-VERSUS-HOST DISEASE

The principal investigator for the ongoing Revimmune study in bone marrow transplant patients at Johns Hopkins University School of Medicine is Dr. Richard Jones. Dr. Jones and Dr. Leo Luznik, and colleagues presented results of the study(1) at a recent meeting on bone marrow transplantation entitled: Post-Transplantation High-Dose Cyclophosphamide (Cy) Is Effective Single Agent GVHD Prophylaxis That Permits Prompt Immune Reconstitution after Myeloablative HLA Matched Related and Unrelated Bone Marrow Transplantation (BMT).

Dr. Jones and Dr. Luznik concluded that the results of the study indicate that post-transplantation Revimmune (high-dose cyclophosphamide) is effective as a single agent strategy for limiting acute and chronic GVHD after myeloablative HLA-matched related and unrelated allografting; this approach also limits the need for prolonged immunosuppression, resulting in favorable immunoreconstitution with few opportunistic infections in this unfavorable group of patients.

Graft-versus-host disease is a common complication of allogeneic bone marrow transplantation in which functional immune cells in the transplanted marrow recognize the recipient as “foreign” and mount an immunologic attack.

After bone marrow transplantation, T cells present in the graft, either as contaminants or intentionally introduced into the host, attack the tissues of the transplant recipient after perceiving host tissues as antigenically foreign. The T cells produce an excess of cytokines, including TNF alpha and interferon-gamma (IFNg). A wide range of host antigens can initiate graft-versus-host disease, among them the human leukocyte antigens (HLAs). However, graft-versus-host disease can occur even when HLA-identical siblings are the donors.

While donor T cells are undesirable as effector cells of graft-versus-host-disease, they are valuable for engraftment by preventing the recipient’s residual immune system from rejecting the bone marrow graft (host-versus-graft). Additionally, as bone marrow transplantation is frequently used to cure cancer, mainly leukamias, donor T-cells have proven to have a valuable graft-versus-tumor effect.

BACKGROUND ON SICKLE CELL ANEMIA

Sickle-cell anemia and disease (SS) is a group of genetic disorders caused by sickle hemoglobin (Hgb S or Hb S). In many forms of the disease, the red blood cells change shape upon deoxygenation because of polymerization of the abnormal sickle hemoglobin; the hemoglobin proteins stick to each other, causing the cell to get a rigid surface and sickle shape. This process damages the red blood cell membrane, and can cause the cells to become stuck in blood vessels. This deprives the downstream tissues of oxygen and causes ischemia and infarction, which may cause organ damage, such as stroke. The disease is chronic and lifelong. Individuals are most often well, but their lives are punctuated by periodic painful attacks.

BACKGROUND ON REVIMMUNE

Developed by Dr. Richard Jones, Dr. Robert Brodsky, and colleagues at Johns Hopkins University School of Medicine, Revimmune uses an already-approved active pharmaceutical (cyclophosphamide) in a novel, ultra-high dose, pulsed administration to eliminate unwanted immune reactions in a new patent-pending method for the treatment and prevention of a broad range of diseases including transplant rejection and rejection following a bone marrow transplant, which has been licensed to Biovest. Revimmune holds the potential to be the first effective treatment to protect against certain life-threatening complications associated with transplants, including the prevention of Graft-Versus-Host Disease. Revimmune includes a risk management program to enhance patient safety by ensuring appropriate patient selection, supportive care, and tracking of outcomes data.

References:

(1) Post-Transplantation High-Dose Cyclophosphamide (Cy) Is Effective Single Agent GVHD Prophylaxis That Permits Prompt Immune Reconstitution after Myeloablative HLA Matched Related and Unrelated Bone Marrow Transplantation (BMT). Session Type: ASH Poster Session, Board #120-III. Luznik Leo, Chen R. Allen, Kaup Michele, Bright C. Emilie, Bolanos-Meade Javier, Thorburn J. Christopher, Kos Ferdynand, Hess D. Allan, Jones J. Richard, Fuchs J. Ephraim (Intr. by Leo Luznik) Division of Hematologic Malignancies, Sidney Kimmel Comprehensive Cancer Center at Johns Hopkins, Baltimore, MD, USA.

About Biovest International, Inc.

Biovest International, Inc. (OTCBB: BVTI) is a pioneer in the development of advanced individualized immunotherapies for life-threatening cancers of the blood system. Biovest is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc., (NASDAQ:ABPI) with its remaining shares publicly traded. Biovest has a foundation in the manufacture of biologics for research and clinical trials. In addition, Biovest develops, manufactures and markets patented cell culture systems, including the innovative AutovaxID™, which is being marketed as an automated vaccine manufacturing instrument and for production of cell-based materials and therapeutics. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID™, which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID™ has been granted Fast Track status by the FDA.

For further information, visit the Company Web site at: www.biovest.com

Biovest International, Inc. Corporate Contacts:

Douglas Calder, Director of Investor Relations & Public Relations

Phone: (813) 864-2554, ext.258 / Email: dwcalder@accentia.net

or

Susan Bonitz, Ph.D., Director, Program Coordination

Phone: (813) 864-2554, ext.277 / Email: sbonitz@accentia.net

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune(TM), BiovaxID(TM), AutovaxID(TM), and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.